UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2005

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, Massachusetts

(Address of Principal Executive Offices)

01752

(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement.

                On May 18, 2005, Eric Benhamou’s status as an employee of 3Com Corporation terminated.  Mr. Benhamou will remain Chairman of the Board of Directors.  In connection with this event, certain stock option agreements related to prior stock option grants to Mr. Benhamou were amended and restated to extend the exercise period for such options during the term of his service as a member of the Company’s Board of Directors or as a consultant to the Company.  The form of amended and restated stock option agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits

10.1         Form of Amended and Restated Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: May 20, 2005	By:	/s/ Neal D. Goldman
Neal D. Goldman Senior Vice President, Management Services, General Counsel and Secretary

EXHIBIT INDEX

10.1         Form of Amended and Restated Stock Option Agreement